UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2014
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

On May 20, 2014, the Honorable Robert L. Jones, United States Bankruptcy Judge, in the Court’s Amarillo Division, 624 S. Polk, Suite 100, Amarillo, Texas 79101-2389, heard the evidence and arguments of counsel regarding confirmation of Debtor’s Plan of Reorganization, filed February 21, 2014 (“the Plan”) (Doc. No. 110).  By order dated March 23, 2014 by Judge Jones, it was ordered that:
1.           The Plan of Reorganization filed by the Debtor on February 21, 2014, is CONFIRMED.
2.           Except for the new debts and obligations of Debtor provided for by the Plan, Debtor is discharged and released from all claims and debts in accordance with 11 U.S.C. § 1141.
3.           Except as otherwise provided in the Plan, the property dealt with by the Plan is free and clear of all claims and interests of creditors and equity security holders, and all property and assets of the Debtor shall vest in the reorganized debtor (in the Plan, “New ABI”) which may thereafter operate its business free of any restrictions imposed by the Code.
4.           Except as specifically provided by the Plan or any approved modification of or amendment to the Plan, ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST ARE PERMANENTLY ENJOINED ON AND AFTER THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION FROM:  (a) commencing or continuing in any manner any actions or other proceedings of any kind with respect to any pre-petition claim or interest against the Debtor, (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or Order against the Debtor or against property of the Debtor regarding any such claim or interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against property of the Debtor with respect to any such claim or interest, and (d) asserting any set off, right of subrogation, or recoupment of any kind against any obligation owing to the Debtor, with respect to any such claim or interest.
5.           As of the Effective Date of the Plan, the Official Committee of Equity Security Holders (“the Committee”) will be dissolved, and its members are discharged and released from any further duties as an official committee under the Code.  No professional persons were retained by the Committee, so no fees or expenses are allowed for any Committee professionals.
6.           The following persons have timely exercised election to be treated under Class 5 (Administrative Convenience):
•	Joel Michalek
•	Prelude Dynamics
•	Chrystal Shelton
•	Goldstar Protective Services
•	Johnson & Sheldon, P.C.
•	American Stock Transfer

7.           Upon entry of this Order, the Debtor is authorized and directed to take all steps necessary and appropriate to implement the Plan without the need for further shareholder, director, or other corporate approvals or action, including without limitation, the issuance of new equity securities to the Yang Group and the implementation of the reverse stock split specified in the Plan.
8.           The Second Interim Order Establishing Procedures for Certain Transfers of Debtor’s Common Stock (Doc No. 138) remains in full force and effect through and until the Effective Date of the Plan, at which time it will terminate.
9.           The 14-day stay of this Order imposed by Bankruptcy Rule 3020(e)1 shall not apply, and this Order is effective upon entry.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMARILLO BIOSCIENCES, INC.
Date: May 27, 2014	By: /s/ Stephen T. Chen
Stephen T. Chen, Chairman of the Board, and Chief Executive Officer

1  Or Bankruptcy Rule 6004(h) or (d), as applicable.